UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2011 (March 29, 2011)
Bob Evans Farms, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 491-2225
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
See Item 2.03 below.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 29, 2011, Bob Evans Farms, Inc. (the “Company”) through its subsidiary Bob Evans Farms, Inc., an Ohio corporation (“Bob Evans Ohio”), entered into an Amendment to Loan Documents for its unsecured Line of Credit Promissory Note underlying a $75 million line of credit with PNC Bank, N.A. (“PNC”). This Amendment to Loan Documents for the line of credit, amended and restated a promissory note underlying a $75 million demand line of credit with PNC that had originally been entered into by Bob Evans Ohio on April 20, 2010, which the Company and Mimi’s Café, LLC (its wholly owned subsidiary) had guaranteed (“Original Line of Credit”).
The amended unsecured Line of Credit Promissory Note becomes due and payable on March 28, 2012, subject to acceleration upon the occurrence of certain specified events of default which are customary for transactions of this type. The line of credit is short-term debt and will be used for general corporate purposes.
At the time it takes an advance under the line of credit, as extended, Bob Evans Ohio will choose whether the advance will be a “LIBOR Flex Rate Advance,” a “LIBOR Rate Advance” or an “Alternate Base Rate Advance.” The Company may have outstanding at any one time up to seven LIBOR Rate Advances, a LIBOR Flex Rate Advance and an Alternate Base Rate Advance. Interest rates for a LIBOR Flex Rate Advance, a LIBOR Rate Advance or an Alternate Base Rate Advance are calculated as detailed in the Line of Credit Promissory Note. Interest payments on LIBOR Rate Advances are due on the last day of the applicable interest period, except that payments are also due at 90 days if the applicable interest period is six months. Interest payments on LIBOR Flex Rate Advances and Alternate Base Rate Advances are due monthly in arrears on the first day of each month.
The obligations under the line of credit note are guaranteed by the Company and by its wholly owned subsidiary, Mimi’s Café, LLC, each of which previously executed a Guaranty Agreement under the Original Line of Credit. The Company and Mimi’s Café, LLC have consented to the amendment. The liability of the Company and Mimi’s Cafe, LLC under the Guaranty Agreements is joint and several.
The foregoing description of the amended unsecured Line of Credit Promissory Note line of credit does not purport to be complete and is qualified in its entirety by reference to the Line of Credit Promissory Note and the Consent of Guarantor, which are attached as Exhibit 10.1 and 10.2 respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(a) — (c). Not applicable.
(d). Exhibits:

Exhibit No.	Description

10.1	Amendment to Loan Documents for $75.0 Million Unsecured Line of Credit Promissory Note between Bob Evans Farms, Inc. and PNC Bank, N.A., dated March 29, 2011

10.2	Consent of Guarantor dated March 29, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: March 29, 2011	By:	/s/ Mary L. Garceau
Mary L. Garceau
Vice President, General Counsel and Corporate Secretary

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